Exhibit 99.1

Weyerhaeuser commences split-off exchange offer for WRECO

in connection with transaction with TRI Pointe

FEDERAL WAY, Wash. (May 22, 2014) – Weyerhaeuser Company (NYSE:WY) today announced that it has commenced its exchange offer related to the split-off transaction of its homebuilding business, Weyerhaeuser Real Estate Company (“WRECO”). The exchange offer is in connection with the “Reverse Morris Trust” transaction, previously announced on November 4, 2013, pursuant to which a wholly owned subsidiary of TRI Pointe Homes, Inc. (NYSE: TPH) (“TRI Pointe”) will merge with and into WRECO, with WRECO surviving the merger and becoming a wholly owned subsidiary of TRI Pointe. The exchange is expected to be tax-free to participating Weyerhaeuser shareholders for U.S. federal income tax purposes.

Key elements of the exchange offer:

•	Weyerhaeuser shareholders have the option to exchange all, some or none of their Weyerhaeuser common shares for WRECO common shares, subject to proration as described below. In the combination, WRECO common shares will convert automatically into the right to receive shares of TRI Pointe common stock.

•	Tendering Weyerhaeuser shareholders are expected to ultimately receive approximately $1.11 of shares of TRI Pointe common stock for every $1.00 of Weyerhaeuser common shares tendered, subject to the upper limit described below.

•	Weyerhaeuser will determine the prices at which Weyerhaeuser common shares and WRECO common shares (and ultimately TRI Pointe common stock) will be exchanged by reference to the simple arithmetic average of the daily volume-weighted average prices of Weyerhaeuser common shares and TRI Pointe common stock, respectively, on the New York Stock Exchange on each of the last three trading days of the exchange offer.

•	Weyerhaeuser expects to issue 100,000,000 WRECO common shares in the exchange offer (which will convert into 129,700,000 shares of TRI Pointe common stock). The number of Weyerhaeuser common shares that will be accepted in the exchange offer will depend on the final exchange ratio and the number of Weyerhaeuser common shares tendered.

•	The exchange offer and withdrawal rights are scheduled to expire at 12:00 midnight, New York City time, on June 30, 2014, unless the exchange offer is extended or terminated.

The exchange offer is designed to permit Weyerhaeuser shareholders to exchange their Weyerhaeuser common shares for WRECO common shares (which will convert into shares of TRI Pointe common stock) at a discount of 10 percent to the per-share value of TRI Pointe common stock, subject to an upper limit described below. This discount means that tendering Weyerhaeuser shareholders are expected to ultimately receive approximately $1.11 of shares of TRI Pointe common stock for every $1.00 of Weyerhaeuser common shares tendered and accepted in the exchange offer. The upper limit in the exchange offer will be 1.7003 WRECO common shares, or 2.2053 shares of TRI Pointe common stock (based on the 1.297 shares of TRI Pointe common stock into which each WRECO common share will convert) for each Weyerhaeuser common share tendered in the exchange offer.

The shares of TRI Pointe common stock issued in the merger are expected to represent approximately 79.6 percent of the TRI Pointe common stock that will be outstanding immediately after the merger.

If the upper limit is reached as of the initial expiration of the exchange offer, then the exchange offer will be subject to a mandatory extension of two trading days following the originally contemplated expiration date, as described in the exchange offer materials being sent to Weyerhaeuser shareholders.

The final exchange ratio showing the number of WRECO common shares (which will convert into shares of TRI Pointe common stock) that Weyerhaeuser shareholders participating in the exchange offer will receive for each WRECO common share accepted for exchange will be announced by news release no later than 4:30 p.m., New York City time, on the expiration date (unless the exchange offer is extended). The exchange offer will expire at 12:00 midnight, New York City time, on June 30, 2014, unless terminated or extended, and the closing of the merger of the TRI Pointe subsidiary with and into WRECO is expected to occur soon after completion of the exchange offer. The transactions are subject to customary closing conditions, including TRI Pointe stockholder approval. TRI Pointe has scheduled a meeting of shareholders to be held on June 23, 2014 to approve the issuance of TRI Pointe common stock in the transaction. As a result of the exchange offer, the number of Weyerhaeuser’s outstanding shares will be reduced.

The exchange offer will be subject to proration if the exchange offer is oversubscribed, and the number of shares accepted in the exchange offer may be fewer than the number of shares tendered.

If the exchange offer is consummated but not fully subscribed, then the remaining WRECO common shares owned by Weyerhaeuser will be distributed on a pro rata basis to Weyerhaeuser shareholders whose Weyerhaeuser common shares remain outstanding after the consummation of the exchange offer.

About Weyerhaeuser

Weyerhaeuser Company, a Washington corporation, is one of the world’s largest private owners of timberlands. Weyerhaeuser owns or controls nearly seven million acres of timberlands, primarily in the U.S., and manages another 13.9 million acres under long-term licenses in Canada. It manages these timberlands on a sustainable basis in compliance with internationally recognized forestry standards. Weyerhaeuser is also one of the largest manufacturers of wood and specialty cellulose fibers products, and through WRECO it develops real estate, primarily as a builder of single-family homes. Weyerhaeuser is a real estate investment trust. Its business segments are timberlands (which includes logs, chips and timber), wood products (which includes softwood lumber, plywood, veneer, oriented strand board, hardwood lumber, engineered lumber, raw materials and building materials distribution), cellulose fibers (which includes fluff pulp, liquid packaging board and paper products) and real estate. Weyerhaeuser generated revenues of $2.0 billion during the three months ended March 31, 2014 and $8.5 billion during the year ended December 31, 2013. Weyerhaeuser is listed on the Dow Jones World Sustainability Index, and the company’s common stock trades on the New York Stock Exchange under the symbol WY.

Forward-Looking Statements

This communication contains forward-looking statements concerning Weyerhaeuser Company (“Weyerhaeuser”) and TRI Pointe Homes, Inc. (“TRI Pointe”). These statements are based on various assumptions and the current expectations of the management of Weyerhaeuser and TRI Pointe, and may not be accurate because of risks and uncertainties surrounding these assumptions and expectations. Factors listed below, as well as other factors, may cause actual results to differ significantly from these forward-looking statements. There is no guarantee that any of the events anticipated by these forward-looking statements will occur. If any of the events occur, there is no guarantee what effect they will have on the operations or financial condition of Weyerhaeuser or TRI Pointe. Forward-looking statements included herein are made as of the date hereof, and Weyerhaeuser and TRI Pointe undertake no obligation to publicly update or revise any forward-looking statement unless required to do so by the federal securities laws.

Some forward-looking statements discuss Weyerhaeuser’s and TRI Pointe’s plans, strategies and intentions. They use words such as “expects,” “may,” “will,” “believes,” “should,” “would,” “could,” “approximately,” “anticipates,” “estimates,” “targets,” “intends,” “likely,” “projects,” “positioned,” “strategy,” “future,” and “plans.” In addition, these words may use the positive or negative or other variations of those terms. Forward-looking statements in this document include statements regarding the expected effects on Weyerhaeuser, Weyerhaeuser Real Estate Company (“WRECO”) and TRI Pointe of the proposed distribution of WRECO to Weyerhaeuser’s shareholders and combination of WRECO with a subsidiary of TRI Pointe (the “Transaction”), the anticipated timing and benefits of the Transaction and whether the Transaction will be tax-free for Weyerhaeuser and its shareholders for U.S. federal income tax purposes. Forward-looking statements also include all other statements in this document that are not historical facts.

These statements are based on the current expectations of the management of Weyerhaeuser and TRI Pointe (as the case may be) and are subject to uncertainty and to changes in circumstances. Major risks, uncertainties and assumptions include, but are not limited to: the satisfaction of the conditions to the Transaction and other risks related to the completion of the Transaction and actions related thereto; Weyerhaeuser’s and TRI Pointe’s ability to complete the Transaction on the anticipated terms and schedule, including the ability to obtain shareholder and regulatory approvals and the anticipated tax treatment of the Transaction and related transactions; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; TRI Pointe’s ability to integrate WRECO successfully after the closing of the Transaction and to achieve anticipated synergies; the risk that disruptions from the Transaction will harm Weyerhaeuser’s or TRI Pointe’s businesses; the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages, and the strength of the U.S. dollar; and other factors described under “Risk Factors” in each of Weyerhaeuser’s and TRI Pointe’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties.’

Additional Information and Where to Find It

In connection with the proposed “Reverse Morris Trust” transaction between TRI Pointe Homes, Inc. (“TRI Pointe”) and Weyerhaeuser Company (“Weyerhaeuser”), pursuant to which the homebuilding subsidiary of Weyerhaeuser, Weyerhaeuser Real Estate Company (“WRECO”) (with certain exclusions), will be combined with TRI Pointe, TRI Pointe has filed a registration statement on Form S-4 (No. 333-193248) with the Securities and Exchange Commission (“SEC”), which includes a prospectus. TRI Pointe has also filed a definitive proxy statement which has been sent to the TRI Pointe shareholders in connection with their vote required in connection with the transaction. In addition, WRECO has filed a registration statement on Forms S-4 and S-1 (No. 333-193251) in connection with its separation from Weyerhaeuser. Investors and security holders are urged to read the proxy statement and registration statement/prospectus and any other relevant documents, because they contain important information about TRI Pointe, the real estate business of Weyerhaeuser and the proposed transaction. The proxy statement and registration statement/prospectus and any amendments and other documents relating to the proposed transaction can be obtained free of charge from the SEC’s website at www.sec.gov. These documents can also be obtained free of charge from Weyerhaeuser upon written request to Weyerhaeuser Company, 33663 Weyerhaeuser Way South, Federal Way, Washington 98003, Attention: Vice President, Investor Relations, or by calling (253) 924-2058, or from TRI Pointe upon written request to TRI Pointe Homes, Inc., 19520 Jamboree Road, Irvine, California 92612, Attention: Investor Relations, or by calling (949) 478-8696.

Tender Offer Documents

On May 22, 2014, Weyerhaeuser Company (“Weyerhaeuser”) filed with the SEC a tender offer statement on Schedule TO regarding the proposed exchange offer for the split-off of the Weyerhaeuser real estate business as part of the proposed “Reverse Morris Trust” transaction between TRI Pointe Homes, Inc. and Weyerhaeuser. Investors and security holders are urged to read the tender offer statement (as updated and amended) filed by Weyerhaeuser with the SEC regarding the tender offer because it contains important information. Investors and security holders may obtain a free copy of the tender offer statement and other documents filed by Weyerhaeuser with the SEC on the SEC’s web site at www.sec.gov. The tender offer statement and these other documents may also be obtained free of charge from Weyerhaeuser by directing a request to Weyerhaeuser Company, 33663 Weyerhaeuser Way South, Federal Way, Washington 98003, Attention: Vice President, Investor Relations, or by calling Weyerhaeuser at (253) 924-2058.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of TRI Pointe Homes, Inc. (“TRI Pointe”) or Weyerhaeuser Company (“Weyerhaeuser”). However, Weyerhaeuser, TRI Pointe and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from TRI Pointe’s shareholders in connection with the proposed transaction. Information about the Weyerhaeuser’s directors and executive officers may be found in its Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission (“SEC”) on February 18, 2014, and the definitive proxy statement relating to its 2014 Annual Meeting of Shareholders filed with the SEC on February 25, 2014. Information about the TRI Pointe’s directors and executive officers may be found in its Annual Report on Form 10-K/A for the year ended December 31, 2013, filed with the SEC on April 30, 2014 and the definitive proxy statement relating to its 2014 Annual Meeting of Stockholders filed with the SEC on May 20, 2014. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the direct and indirect interests of these participants, whether by security holdings or otherwise, has been included in the registration statement/prospectus, proxy statement and other relevant materials filed with the SEC.

For more information:

Analysts: Kathryn McAuley, 253-924-2058

Financial Media: Andrew Siegel, 212-355-4449

Regional Media: Anthony Chavez, 253-924-7148